As filed with the Securities and Exchange Commission on _________________
                                                Registration No. 333-[_____]

                                  UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                                 No Show, Inc.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     2341               20-3356659
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

       3415 Ocatillo Mesa Way, North Las Vegas, NV         89031
       ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                            Doreen Zimmerman
                         3415 Ocatillo Mesa Way
                       North Las Vegas, NV  89031
                             (702) 277-7366
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                Copies to:
                          Thomas C. Cook, Esq.
                     Law Offices of Thomas C. Cook
                     500 N. Rainbow Blvd., Suite 300
                          Las Vegas, NV  89108
                         Phone:  (702) 221-1925
                         Fax:    (702) 221-1963

Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value     6,050,000       $0.02       $   121,000   $  3.71
                   ---------------------------------------------------------

TOTAL                6,050,000       $0.02       $   121,000   $  3.71
============================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.02 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  PROSPECTUS

                  Subject to Completion, Dated ________________

                                NO SHOW, INC.

                   Up to 6,050,000 Shares of Common stock

Prior to this offering, there has been no public market for No Show, Inc. common stock.

No Show, Inc. is a women's intimate apparel company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. Our independent auditor has issued an audit opinion for No Show, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 3.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of July 31, 2007, we have 21,050,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.
Until our common stock is quoted on the OTC-BB, the offering will be made at $0.02 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 3.

Resale restrictions on transferring "Penny Stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock. Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is

                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 5
THE OFFERING. .......................................................... 5
SUMMARY FINANCIAL INFORMATION........................................... 6
RISK FACTORS............................................................ 7
RISK FACTORS RELATING TO OUR COMPANY.................................... 8
RISK FACTORS RELATING TO OUR COMMON SHARES..............................12
CAPITALIZATION .........................................................16
FORWARD-LOOKING STATEMENTS..............................................16
OFFERING INFORMATION....................................................17
USE OF PROCEEDS.........................................................17
DETERMINATIN OF THE OFFERING PRICE......................................17
DILUTION................................................................17
DESCRIPTION OF BUSINESS.................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............21
LEGAL PROCEEDINGS.......................................................23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............23
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........26
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................28
SELLING SECURITY HOLDERS................................................28
PLAN OF DISTRIBUTION....................................................31
DIVIDEND POLICY.........................................................33
SHARE CAPITAL ..........................................................35
LEGAL MATTERS...........................................................37
EXPERTS.................................................................37
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................38
WHERE YOU CAN FIND MORE INFORMATION.....................................38
FINANCIAL STATEMENTS....................................................39

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-7

We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                Our Company

No Show, Inc. ("No Show" or "the Company") was incorporated in the State of Nevada on August 23, 2005. We are in the business of designing and marketing women's intimate apparel. Emphasis in the design would include using fabrics and a stitch design which would not show through regular clothing as undergarments. Once management designs these undergarments, clothing contract manufacturers will be identified to replicate these garments. Management plans to market their products through retail women's clothing stores. Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing with initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started to design its women's intimate apparel product(s).

Our principal executive offices and our headquarters is located at 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031 and our telephone number at this address is (702) 277-7366.

                            About this Offering

This offering relates to the resale of up to 6,050,000 shares of common stock. All of the 6,050,000 shares, when sold, will be sold by these selling stockholders.

Common stock offered by the selling  Up to 6,050,000 shares of our common
stockholders                         stock.

Offering Price                       $0.02 per share.

Securities Issued and Outstanding    21,050,000 shares of our common stock
                                     are issued and outstanding as of the
                                     date of this prospectus.  All of the
                                     common stock to be sold under this
                                     prospectus will be sold by existing
                                     shareholders and thus there will be no
                                     increase in our issued and outstanding
                                     shares as a result of this offering.
                                     The issuance to the selling
                                     shareholders was exempt due to the
                                     provisions of Regulation D.

Use of Proceeds of the Offering      We will not receive any proceeds from
                                     the sale of the common stock by the
                                     selling stockholders.

Use of Proceeds of the Offering      We will not receive any proceeds from
                                     the sale of the common stock by the
                                     selling stockholders.

Risk Factors                         This offering involves a high degree of
                                     risk.  See "Risk Factors" and the other
                                     information in this prospectus for a
                                     discussion of the factors you should
                                     consider before deciding to invest in
                                     our common shares.

OTC/BB symbol                        Not applicable.  We are not trading on
                                     any exchange.

                        Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."




                        Summary Operating Information

                                          For the fiscal years ended
                                          --------------------------
                                           July 31,        July 31,
                                           2007            2006
                                          -----------     ----------
Revenues                                  $         -     $        -

Expenses:
  General & Administrative                     16,130          2,870
                                          -----------     ----------
Total Expenses                                 16,130          2,870
                                          -----------     ----------
Net Income (Loss)                             (16,130)        (2,870)

Weighted Average number of
common shares outstanding
and fully diluted                           21,050,000        50,000
                                          ============    ==========

Net Income (Loss) per share -
basic and fully diluted                         (0.00)        (0.00)
                                          ============    ==========

Summary Balance Sheet Data
--------------------------

Total current assets                           15,000         10,130
                                          ------------    ----------
Total Assets                                   15,000         10,130
                                          ============    ==========
Total current liabilities                           -              -
                                          ------------    ----------
Total liabilities                                   -              -
Total Stockholder's Equity                     15,000         10,130
                                          ============    ==========

                                   RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition

1.  If we do not obtain additional financing, our business will fail.

The Company needs additional capital in order to expand its operations. The Company business plan is to design and market women's intimate apparel. These plans will require additional capital. This need for additional funds will be derived somewhat from internal revenues and earnings, however, the vast majority will be received from future stock offerings. These future offerings could significantly dilute the value of any previous investor's investment value.

The Company fully anticipates that the proceeds from the sale of all of the Common Shares being sold in this offering will be sufficient to provide for the Company's capital need for the next twelve months. If less than all of the Common Shares are sold or if the capital needs are greater than expected, the Company will be required to seek other sources of financing. No guarantees can be given that the Company will sell any of the Common Shares offered or that other financing will be available, if required, or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares that are sold to the public and could result in the loss of an investor's entire investment

2. We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company's ability to continue as a going concern.

The Company has prepared audited financial statements as of July 31, 2007 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing. Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering. It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

                    Risk Factors Relating to Our Company

3. Our officer has no experience in operating a fully reporting company, and has no experience in evaluating the success of future products.

Our executive officer has no experience in operating a fully reporting company. Due to her lack of experience, our executive officer may make wrong decisions and choices regarding selection of products to pursue on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

4. Our products are unproven, and we may not be successful in marketing our products.

The marketing of apparel products is highly competitive, and subject to rapid change. We do not have the resources to compete with larger companies or companies who have design capabilities or distribution channels superior to ours. With the minimal resources we have available, the selection of products to market becomes very limited. Competition by existing and future competitors could result in our inability to secure any innovative products. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, No Show cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

5. Because we are a development stage company, we have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

The Company has limited operating history and must be considered to be a developmental stage company. Prospective investors should be aware of the difficulties encountered by such new enterprises, as the Company faces all of the risks inherent in any new business and especially with a developmental stage company. These risks include, but are not limited to, competition, the absence of an operating history, the need for additional working capital, and the possible inability to adapt to various economic changes inherent in a market economy. The likelihood of success of the Company must be considered in light of these problems, expenses that are frequently incurred in the operation of a new business and the competitive environment in which the Company will be operating.

6. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

The financial conditions evidenced by the accompanying financial statements raise substantial doubt as to our ability to continue as a going concern. Our plans include obtaining additional capital through debt or equity financing. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

7.  We face strong and varied competition.

In the US area, there are many larger companies who produce similar products which No Show, Inc. plans to produce. The competition includes larger companies, such as, Gap, Inc., Jockey International, Inc., Kellwood Company, the Lane Bryant division of Charming Shoppes, Inc., Sara Lee Corporation, Maidenform Brands, Inc. Triumph International, VF Corporation, the Victoria's Secret division of Limited Brands, Inc., Wacoal Corp. and The Warnaco Group, Inc.. These companies are better funded and more established than No Show, Inc.

8.  We may not be able to find suitable employees.

The Company currently relies heavily upon the services and expertise of Doreen Zimmerman. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. The sole officer is the only personnel at the outset of operations. The sole officer can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

9.  We may not ever pay cash dividends.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. (See "CAPITALIZATION")

10.  We are subject to government regulation.

The Company is subject to federal, state and local laws and regulations affecting its business, including those promulgated under the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and related laws, as well as environmental laws and regulations. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or local agencies.

11.  We may be liable for the products and services we provide.

There is no guarantee that the level of insurance coverage secured by the Company will be adequate to protect the Company from risks associated with claims that exceed the level of coverage maintained. As a result of the Company's limited operations to date, no threatened or actual claims have been made upon the Company for product liability.

12. The intimate apparel industry is subject to pricing pressures that may cause us to reduce the future gross margins for our products.

Average prices in the intimate apparel industry have been declining over the past several years, primarily as a result of the growth of the mass merchant channel of distribution, increased competition, consolidation in the retail industry and a promotional retail environment.

To be competitive, we will be required to adjust our prices in response to these industry-wide pricing pressures. Many of our competitors source their product requirements, from lesser-developed countries to achieve lower operating costs. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

13. We may not be able to keep pace with constantly changing fashion trends, and if we misjudge consumer preferences, the image of one or more of our brands may suffer and the demand for our products may decrease.

Our success will depend, in part, on management's ability to anticipate and respond effectively to rapidly changing fashion trends and consumer tastes and to translate market trends into appropriate, saleable product offerings. If we are unable successfully to anticipate, identify or react to changing styles or trends and misjudge the market for our products or any new product lines, our sales may be lower and we may be faced with a significant amount of unsold finished goods inventory. In response, we may be forced to increase our marketing promotions, to provide markdown allowances to our customers, or to liquidate excess merchandise, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative products, respond to the latest fashion trends or maintain the quality of our products.

Even if we are able to anticipate and respond effectively to changing fashion trends and consumer preferences, our competitors may quickly duplicate or imitate one or more aspects of our products, promotions, advertising, brand image and business processes, whether or not they are protected under applicable intellectual property law, which may materially reduce our sales and profitability.

14. The loss of one or more of our future suppliers of finished goods or raw materials may interrupt our supplies.

We plan to purchase intimate apparel designed by us from a limited number of third-party manufacturers. We do not have any material or long-term contracts with any of our suppliers. Furthermore, our finished goods suppliers also purchase the fabrics and accessories used in our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our net sales and profitability.

15. Increases in the price of raw materials used to manufacture our products could materially increase our costs and decrease our profitability.

The principal fabrics used in our business are made from cotton, synthetic fabrics and cotton-synthetic blends. The prices for these fabrics are dependent on the market price for the raw materials used to produce them, primarily cotton and chemical components of synthetic fabrics, and there can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by weather, supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Fluctuations in crude oil or petroleum prices may also influence the prices of related items such as chemicals, dyestuffs, man-made fiber and foam. Any raw material price increase would increase our cost of sales and decrease our profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

16. The worldwide apparel industry is heavily influenced by general economic conditions.

The apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with changes in the disposable income of consumers. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates could adversely affect the future sales of our products.

A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on our financial condition and results of operations.

                              Other Risks Factors

17.  We do not have an Underwriter.

The Common Shares are being offered by the Company through its officers, directors and several licensed agents of the issuer. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any Common Shares. In addition, the officers, directors, and agents of the Company collectively have limited experience in the offer and sale of securities. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the Common Shares offered. (See "PLAN OF DISTRIBUTION")

18.  These securities are offered at an arbitrary offering price.

The offering price of the Common Shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar intimate apparel products, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this Offering. (See "PLAN OF DISTRIBUTION")

19.  The Public will bear a substantial risk of loss.

The capital required by the Company to expand and develop further operations is being sought entirely from the proceeds of this Offering. Therefore, investors hereunder will bear most of the risk of the Company's expanded operations until such time as the Company achieves profitable operations, if ever. Further, if management is successful in attaining its goals for utilization of this Offering, the Company may need additional capital, of which there is no guarantee such may be obtained under terms and conditions acceptable to the Company. (See "FINANCIAL STATEMENTS")

20. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

21. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of 6,050,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between No Show, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

23. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

24. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

25. No Show will not receive any of the proceeds from the selling of shares offered in this prospectus.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus.

26. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance with the SEC, making it difficult for investors to sell their shares, if at all.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Note: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus potential investors should keep in mind other possible risks that could be important.


                                   CAPITALIZATION

The following table sets forth, as of July 31, 2007 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                  Actual
                                              July 31, 2007
                                              -------------
Debt                                           $       -

Stockholders Equity

Preferred Stock  (0 shares issued                     -
                and outstanding)
Common Stock (21,050,000 shares
         issued and outstanding)                 21,050
Additional Paid-in Capital                       12,950
Earnings (Deficit)                              (19,000)

   TOTAL STOCKHOLDER'S EQUITY                    15,000
                                              ---------
   TOTAL CAPITALIZATION                       $  15,000
                                              =========

                       FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of No Show, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect No Show's future results and could cause those results to differ materially from those expressed in such forward looking statements.

                              OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 6,050,000 shares of common stock in connection with the resale of shares of common stock issued by us in private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. The selling shareholders may sell their shares of our common stock at a fixed price of $0.001 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will seek or be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

                               USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              DIVIDEND POLICY

The Company has not paid any cash dividends on the Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors.

                          DESCRIPTION OF BUSINESS

Our Company

No Show, Inc. ("No Show" or "The Company") was incorporated in the State of Nevada on August 23, 2005 (File Number E0559542005-7). We are in the business of designing and marketing women's intimate apparel. Emphasis in the design would include using fabrics and stitch design which would not show through regular clothing as undergarments. Once management designs these undergarments, clothing contract manufacturers will be identified to replicate these garments. They will be marketed to retail women's clothing stores. Activities to date have been limited primarily to organization, initial capitalization, establishing an appropriate operating facility in Las Vegas, Nevada, and commencing with initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started to design its women's intimate apparel product(s).

Our principal executive offices and our headquarters is located at 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031 and our telephone number at this address is (702) 277-7366.

The Industry

The apparel industry is highly cyclical and heavily dependent upon the overall level of consumer spending. Purchases of apparel and related goods tend to be highly correlated with changes in the disposable income of consumers. Consumer spending is dependent on a number of factors, including actual and perceived economic conditions affecting disposable consumer income (such as unemployment, wages and salaries), business conditions, interest rates, availability of credit and tax rates in the general economy and in the international, regional and local markets where our products are sold. As a result, any deterioration in general economic conditions, reductions in the level of consumer spending or increases in interest rates in any of the regions in which we compete could adversely affect the sales of our products. A return to recessionary or inflationary conditions, whether in the United States or globally, additional terrorist attacks or similar events could have further adverse effects on consumer confidence and spending and, as a result, could have a material adverse effect on the Company's future financial condition and results of operations.

NOTE: Because the Disclosure Document focuses primarily on details concerning the Company rather than the industry which the Company operates or will operate, potential investors may wish to conduct their own separate investigation of the Company's industry to obtain broader insight into assessing the Company's prospects.

Competition

The intimate apparel industry is highly competitive. Competition is generally based upon product quality, brand name recognition, price, selection, service and purchasing convenience. Both branded and private label manufacturers compete in the intimate apparel industry. Major competitors include: Gap, Inc., Jockey International, Inc., Kellwood Company, the Lane Bryant division of Charming Shoppes, Inc., Maidenform Brands, Inc., Sara Lee Corporation, Triumph International, VF Corporation, the Victoria's Secret division of Limited Brands, Inc., Wacoal Corp. and The Warnaco Group, Inc. Because of the highly fragmented nature of the balance of the industry, both domestically and internationally, the Company will also compete with many small manufacturers and retailers. Additionally, department stores, specialty stores and other retailers, have significant private label product offerings that would compete with No Show, Inc. The Company might not be able to compete successfully with these competitors in the future. If No Show fails to compete successfully, its potential tiny market share and results of operations would be materially and adversely affected.

All most all of our competitors have significantly greater financial, marketing and other resources, broader product lines outside of intimate apparel and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to: adapt to changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure to accept customer returns of their products or reductions in inventory levels carried by our customers; take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; adopt more aggressive pricing policies and provide greater contributions to retailer price markdowns.

Our Strategy

No Show's marketing success will be determined by its ability to create brand awareness, acquire customers and produce its products at a competitive price. The Company has developed a few strategies to accomplish this goal. Management plans to shop for clothing contract manufacturers outside of the U.S. preferably Mexico or China to produce its intimate apparel garments. Once produced, management plans to initially market the products locally to retail outlets in the Las Vegas area. If the products prove successful, management will hire manufacturing sale representatives who will market the products to larger retailer outlets.

Going Concern

The financial conditions evidenced by the accompanying financial statements raise substantial doubt as to our ability to continue as a going concern. Our plans include obtaining additional capital through debt or equity financing. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Bankruptcy and Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor

We currently have no pending or provisional patents or trademark applications.

Need for Government Approval for Our Services

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our officer/director on a voluntary basis, without compensation.

Management's Discussion and Analysis or Plan of Operation

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of No Show and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a technology marketing and licensing company specializing in bio-applications for Homeland Security, military, defense and governmental agency matters.

Results of Operations for Period Ending July 31, 2007

We did not earn any revenues from inception through the period ending July 31, 2007. We do not anticipate earning revenues until such time as we have fully implemented our business plan. We are presently in the development stage of our business and we can provide no assurance that we will design, develop, or distribute any commercially viable products. We incurred operating expenses in the amount of $19,000 from inception on August 23, 2005 through the period ended July 31, 2007. These operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributed to our commencing of development of our product line and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934. We incurred a loss in the amount of $(19,000) from inception on August 23, 2005 through the period ended July 31, 2007. Our loss was attributed to operating expenses, organizational costs, and developmental costs.

Revenues

We had no revenues for the period from August 23, 2005 (inception) through July 31, 2007. We do not anticipate generating any revenues for the next 12 months.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2007 reflects assets of $15,000 and $0 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $500,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us and there can be no assurance that our shares will be quoted on the Over the Counter Bulletin Board. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.


                              DIRECTORS AND OFFICERS

Our executive officer and director and her respective ages as of July 31, 2007 are as follows:

Name                  Age     Positions and Offices Held
------------------    ---     --------------------------

Doreen E. Zimmerman   48      President and Director

The business address for our officers/directors is: c/o No Show, Inc., 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031 and our telephone number at this address is (702) 277-7366.

Set forth below is a brief description of the background and business experience of our officers and directors.

Doreen E. Zimmerman, President and Director
-------------------------------------------

Mrs. Zimmerman has served as the Company's director, president, and secretary since inception, and will serve on the board until the next annual shareholders' meeting of the Company or until a successor is elected. There are no agreements or understandings for the officer and director to resign at the request of another person, and the above-named officer and director is not acting on behalf of, nor will act at the direction of, any other person. Mrs. Zimmerman expects to spend 2 to 8 hours per month of her time to the activities of the Company without compensation.

Set forth below is the name of the sole director and officer of the Company and her business experience during at least the last five years:

Doreen E. Zimmerman - Work Background

Seville Terrace Salon
Las Vegas, NV
Cosmetologist. Facility operates a hair salon providing hairs services to residents
1998 - Present

Plaza Assisted Living Center
Las Vegas, NV
Manager. Provide hair services to elderly residents of assisted living center and nursing home.
1996 - Present

Desert Lane Care Center
Las Vegas, NV
Manager. Provide hair services to residents of nursing home facility. 1997 - Present

Hair Therapists, Inc.
SEC file number:  000-51516
North Las Vegas, NV
President.  A "blank check" company
January 2004 to March 2006
(Company acquired by TAM of Henderson, Inc.)

DEZ, Inc.
SEC File Number: 000-52171
North Las Vegas, NV
President.  A "blank check" company
June 2006 to October 2006
(Company acquired by Tropical PC, Inc.)

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation

Our officers/directors have not received any compensation. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers and other shareholders.

Significant Employees

We have no significant employees other than Officers/Directors. We conduct our business through agreements with consultants and arms-length third parties.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Advisory Board

No Show does not have an advisory board.

Advisor Compensation

No Show does not have an advisory board.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of July 31, 2007 the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 21,050,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                   Name and Address     Amount of Beneficial   Percentage
Title of Class    of Beneficial Owner         Ownership         of Class
----------------  -----------------------  ------------------   -------------
Common Stock       Doreen Zimmerman,  (1)      1,000,000            4.7%
                   3415 Ocatillo Mesa Way
                   North Las Vegas, NV 89031
----------------------------------------------------------------------------
Common Stock       All Executive Officers      1,000,000            4.7%
                   and Directors as a Group (1 person)

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Certain Relationships and Related Transactions

Our key officer was issued 1,000,000 founders shares of the Company's $0.001 par value common stock for $1,000 cash.

Our officer/director can be considered a promoter of No Show, Inc. in consideration of her participation and managing of the business of the company.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 6,050,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 6,050,000 shares of common stock offered through two separate private offerings that were exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities
Act").   The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.

                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be
                             Common       Be           Owned
                             Shares       Offered for  Upon
                             Owned Prior  Selling      Completion Percent
                             To this      Shareholder  of this    of
Name of Selling Stockholder  Offering     Account(1)   Offering   Class(2)
---------------------------  -----------  -----------  ---------  -----------
Arnone, Angela                 1,002,000    1,002,000  1,002,000      4.76%
Arnone, Julia                  1,002,000    1,002,000  1,002,000      4.76%
Bolsa, S.A.                        2,500        2,500      2,500       Nil
Bonza, Rosa                        1,000        1,000      1,000       Nil
Breeze, William R.                 2,500        2,500      2,500       Nil
Brown, Monique                     1,000        1,000      1,000       Nil
Concept Capital Group, Inc.        1,250        1,250      1,250       Nil
Corchado, Jesus                    2,000        2,000      2,000       Nil
Cortinas, Juan                     1,000        1,000      1,000       Nil
Cowan, Pamela                      1,000        1,000      1,000       Nil
Daskavich, Adam                    1,000        1,000      1,000       Nil
DeStefano, Mark                1,001,500    1,001,500  1,001,500      4.75%
Esparza Barrza, Eva                2,500        2,500      2,500       Nil
Fenci, David                       1,000        1,000      1,000       Nil
Fidler, Grant                      1,750        1,750      1,750       Nil
Jesky, Rick                    1,002,000    1,002,000  1,002,000      4.76%
Jesky, TJ                      1,000,000    1,000,000  1,000,000      4.75%
Loth, Jeff                         1,000        1,000      1,000       Nil
Luna, Marcus                       1,000        1,000      1,000       Nil
Mokros, Patrick                    1,000        1,000      1,000       Nil
Morales, Gelana                    1,000        1,000      1,000       Nil
Moreno, Jorge                      1,500        1,500      1,500       Nil
Murtha, David                      1,000        1,000      1,000       Nil
NM Capital Corporation             1,000        1,000      1,000       Nil
Patterson, Lilia                   1,000        1,000      1,000       Nil
Point Blank Props, Inc.            1,000        1,000      1,000       Nil
Propalo Enterprises, Inc.          1,000        1,000      1,000       Nil
Salas, Christine                   1,000        1,000      1,000       Nil
Smith, Margaret M.                 2,000        2,000      2,000       Nil
St. Paul Venture Fund, LLC         1,250        1,250      1,250       Nil
Turner, Andrew                     1,000        1,000      1,000       Nil
Valencia, Elda                     1,000        1,000      1,000       Nil
Vasquez, Esther J.             1,002,500    1,002,500  1,002,500      4.76%
Vasquez, Nancy America             2,000        2,000      2,000       Nil
Vasquez, Sandra                    1,500        1,500      1,500       Nil
Velez, Tanya Leyva                 1,250        1,250      1,250       Nil

TOTAL                          6,050,000    6,050,000  6,050,000     28.74%

1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 21,050,000 common shares outstanding as of July 31, 2007.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or directors.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $     4
Legal fees and miscellaneous expenses*                $ 1,500
Audit Fees                                            $ 1,000
Transfer Agent fees*                                  $   500
Printing*                                             $   296
                                                      -------
Total                                                 $ 3,300
                                                      =======
*Estimated Expenses.

                            PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock may be traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. The market price of our common stock prevailing at the time of sale;
2. A price related to such prevailing market price of our common stock; or
3. Such other price as the selling shareholders determine from time to time. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Dividend Policy

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it
(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

                           DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000shares of common stock, with a par value of $0.001 per share. At July 31, 2007 there were 21,050,000 common shares outstanding which were held by approximately 38 stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Rule 144 Shares

As of July 31, 2007 no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 6,050,000 shares of our common stock will be available for resale to the public after September 30, 2007, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 21,050 shares as of the date of this prospectus, or;
2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after September 30, 2007.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

Legal Matters

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of No Show, Inc. in consideration of their participation and managing of the business of the company since its incorporation.

Indemnification for Securities Act Liabilities

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

Where You Can Find More Information

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                                  No Show, Inc.

                              FINANCIAL STATEMENTS
                                  July 31, 2007



TABLE OF CONTENTS

                      PART I.  FINANCIAL INFORMATION

                              Financial Statements
                              --------------------



                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
No Show Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of No Show Inc. (a development stage company) as of July 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception on August 23, 2005 through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of No Show Inc. (a development stage company) as of July 31, 2007 and 2006 and the results of its operations and its cash flows for the period from inception on August 23, 2005 through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
--------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    August 28, 2007

              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7499 Fax (702) 253-7501

                                 No Show, Inc.
                        (a development stage company)
                                 Balance Sheet
                        July 31, 2006 and July 31, 2007



Balance Sheet


                                                    July 31,     July 31,
                                                     2007          2006
                                                  -----------  -------------
Assets

Current Assets:
   Cash                                           $        -   $        130
   Funds held in escrow                               15,000         10,000
                                                  -----------  -------------
     Total current assets                             15,000         10,130
                                                  -----------  -------------
                                                  $   15,000   $     10,130
                                                  ===========  =============


Liabilities and Stockholder's Equity

Stockholder's Equity:
   Common Stock, $0.001 par value, 75,000,000
     shares authorized, 50,000, 21,050,000
     shares issued and outstanding as of
     7/31/06 and 7/31/07, respectively                21,050             50
   Additional paid-in capital                         12,950         12,950
   Earnings (Deficit) accumulated during
     development stage                               (19,000)        (2,870)
                                                  -----------  -------------
                                                      15,000         10,130
                                                  -----------  -------------
                                                  $   15,000   $     10,130
                                                  ===========  =============


  The accompanying notes are an integral part of these financial statements.

                                No Show, Inc.
                        (a development stage company)
                          Statements of Operations
               For the years ended July 31, 2006 and July 31, 2007
                From August 23, 2005 (Inception) to July 31, 2007



Statements of Operations


                                 For the        For the           From
                                   year           year       August 23, 2005
                                   ended          ended      (Inception) to
                                 July 31,       July 31,        July 31,
                                   2007           2006            2007
                               -------------  -------------  ---------------
Revenue                        $          -   $          -   $            -


Expenses:

General and administrative
 expenses                            16,130          2,870           19,000
                               -------------  -------------  ---------------

   Total expenses                    16,130          2,870           19,000
                               -------------  -------------  ---------------

Net income (loss)              $    (16,130)  $     (2,870)  $      (19,000)
                               =============  =============  ===============

Weighted average
 number of
 common shares
 outstanding -
 basic and fully
 diluted                         21,050,000         50,000
                               =============  =============
Net (loss) per
 share - basic
 and fully
 diluted                       $      (0.00)  $      (0.00)
                               =============  =============


  The accompanying notes are an integral part of these financial statements.

                                 No Show, Inc.
                        (a development stage company)
                      Statements of Stockholders' Equity
               From August 23, 2005 (Inception) to July 31, 2007


Statements of Stockholders' Equity


                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital        Stage      Equity
                      ---------- ------- ---------  ----------- -------------
Officer donated capital          $     - $   3,000  $        -  $      3,000

May 2006
 Common stock issued
 for cash pursuant
 to Rule 504
 offering                 50,000      50     9,950           -        10,000

Net (loss) for the
 year ended
 July 31, 2006                  -      -         -      (2,870)       (2,710)
                      ---------- ------- ---------  ----------- -------------

Balance
 July 31, 2006            50,000      50    12,950      (2,870)       10,130

September 2006
 Common stock issued
 for cash pursuant
 to Rule 506
 offering              6,000,000   6,000                               6,000

May 2007
 Common stock issued
 for cash pursuant
 to Rule 506
 offering             15,000,000  15,000                              15,000


Net (loss) for the
 year ended
 July 31, 2007                                          (16,130)      (16,130)
                      ---------- ------- ---------  ----------- --------------

Balance,
 July 31, 2007         21,050,000 $21,050 $  12,950  $  (19,000) $     15,000
                       ========== ======= =========  =========== =============


  The accompanying notes are an integral part of these financial statements.

                                No Show, Inc.
                        (a development stage company)
                          Statements of Cash Flow
               For the years ended July 31, 2006 and July 31, 2007
                From August 23, 2005 (Inception) to July 31, 2007


Statements of Cash Flow

                                 For the        For the           From
                                   year           year       August 23, 2005
                                   ended          ended      (Inception) to
                                 July 31,       July 31,        July 31,
                                   2007           2006            2007
                               -------------  -------------  ---------------
Cash flows from operating activities:
Net income (loss)              $    (16,130)  $     (2,870)  $      (19,000)
                               -------------  -------------  ---------------
Net cash (used) from operating
 activities                         (16,130)        (2,870)         (19,000)


Cash flows from financing activities:
Issuances of common stock            21,000         10,000           31,000
Officer donated capital                              3,000            3,000
                               -------------  -------------  ---------------
Net cash provided from financing
 activities                          21,000         13,000           34,000


Net increase (decrease) in
 cash                                 4,870         10,130           15,000
Cash and
 equivalents-
 beginning                           10,130              -                -
                               -------------  -------------  ---------------
Cash and
 equivalents-
 ending                        $     15,000   $     10,130   $       15,000
                               =============  =============  ===============

Supplemental disclosures:
 Interest paid                 $          -   $          -   $            -
                               =============  =============  ===============
 Income taxes paid             $          -   $          -   $            -
                               =============  =============  ===============

  The accompanying notes are an integral part of these financial statements.

                               NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

No Show, Inc. ("the Company") was incorporated under the Laws of the state of Nevada on August 23, 2005. The Company has been in the development stage since inception and has had limited operations to date. On November 17, 2006, the Company filed Articles of Merger with BioSecurity Technologies, Inc., a Nevada corporation. Both BioSecurity and No Show, Inc. agreed that this merger should not have taken place, and on January 17, 2007, the Company filed a Certificate of Correction the Nevada Secretary of State to return both companies to their pre-Merger separate corporation status.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has cash assets of $15,000 and no debt as of July 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected July 31 as its year-end.

                                NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                                July 31, 2007

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, and has incurred losses of $(19,000) to date. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to continue executing the company's business plan in order to supply the needed cash flow.

NOTE 4.   STOCKHOLDERS'EQUITY

Common Stock
------------

On July 31, 2006, the Company issued 50,000 shares of its $0.001 par value common stock pursuant to a regulation 504 offering.

On September 30, 2006, the Company issued 6,000,000 shares of its $0.001 par value common stock pursuant to a regulation 506 offering.

On July 31, 2007, the Company issued 15,000,000 shares of its $0.001 par value common stock pursuant to a regulation 506 offering.

There have been no other issuances of common stock.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                               NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                               July 31, 2007


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

NOTE 7.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services." Revenue is generally realized or realizable and earned when all of the following criteria are met: 1) persuasive evidence of an arrangement exists between the Company and our customer(s); 2) services have been rendered;
3) our price to our customer is fixed or determinable; and 4) collectibility is reasonably assured. For the period from August 23, 2005 (inception) to July 31, 2007, the Company has not recognized any revenues.



NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no assets or lease obligations.

                                NO SHOW, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                                July 31, 2007


NOTE 9   RECENT PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

                                     PART II

                     Information Not Required in Prospectus

Indemnification of Directors, Officers, Employees and Agents

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

On August 23, 2005 (inception), we issued 30,000, par value $0.001 common shares of stock for cash to the Company's founder for $3,000 cash. These shares were subsequently cancelled on September 30, 2006.

In May, 2006, the Company issued 50,000 shares of its $0.001 par value common stock to investors for cash of $10,000 (net of offering costs) pursuant to a Regulation D, Rule 504 of the Securities Exchange Act of 1934 offering to thirty-five non-affiliated shareholders.

In September, 2006, we conducted a private placement without any general solicitation or advertisement. We completed this private placement with six accredited individuals. The shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. We filed a Form D with the SEC on our about September 30, 2006. The six investors purchased 6,000,000, par value $0.001 common shares, for cash.

In May, 2007, we conducted a private placement without any general solicitation or advertisement. We completed this private placement with a group of accredited individuals. The shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. We filed a Form D with the SEC on our about May 31, 2007. The investor purchased 15,000,000, par value $0.001 common shares, for cash.

There has been no other issuance of shares since our inception on August 23, 2005.

Exhibits

The following exhibits are filed as part of this registration statement:

(a) Exhibits:
The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation          This filing
                      dated August 23, 2005
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant           This filing
                      dated August 23, 2005
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.    This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,     This filing
                      Chartered for July 31, 2007
                      audit
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on    This filing
                      the signature page of this
                      registration statement).
-------------------------------------------------------------------------

                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

 (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Doreen E. Zimmerman their true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  August 30, 2007          By:  /s/ Doreen E. Zimmerman
       ---------------          ------------------------------------------
                                         Doreen E. Zimmerman
                                         Title: President, Chief Executive
                                         Officer, Chief Financial Officer,
                                         Secretary and Director (Principal
                                         Executive, Financial, and Accounting
                                         Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on August 30, 2007.

                                      NO SHOW, INC.
                                 -----------------------
                                       Registrant


                                  By:   /s/ Doreen E. Zimmerman
                                        -------------------------------------
                                            Doreen E. Zimmerman
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  August 30, 2007           By:  /s/ Doreen E. Zimmerman
       ---------------           ------------------------------------------
                                          Doreen E. Zimmerman
                                          Title: President, Chief Executive
                                          Officer, Chief Financial Officer,
                                          Secretary and Director (Principal
                                          Executive, Financial, and
                                          Accounting Officer)